Exhibit 10.4

ASSUMPTION AGREEMENT

THIS ASSUMPTION AGREEMENT (“Agreement”) is entered into this 20th day of December, 2012 by and between Chesapeake Midstream Management, L.L.C. (“Chesapeake Management”), and Access Midstream GP, L.L.C. (“Access Midstream”).

WHEREAS, pursuant to the Amended and Restated Employee Secondment Agreement (“Secondment Agreement”) effective immediately prior to the closing of the initial public offering of the common units of Access Midstream Partners, L.P. (“Effective Time”) (Access Midstream Partners, L.P. was formerly known as Chesapeake Midstream Partners, L.P., and hereinafter referred to as “Partnership”), by and among Chesapeake Energy Corporation (“CHK”) and certain of its subsidiaries (including Chesapeake Management), Access Midstream (formerly known as Chesapeake Midstream GP, L.L.C.) and Access MLP Operating, L.L.C. (formerly known as Chesapeake MLP Operating, L.L.C., and hereinafter referred to as “MLP Operating”) and various other service related agreements, employees of Chesapeake Management have been providing services to the Partnership and its affiliates; and

WHEREAS, Chesapeake Management initiated the Chesapeake Midstream Management Incentive Compensation Plan (“MICP”) to provide a method of motivating certain employees providing such services to the Partnership to devote their efforts to the development and growth of the Partnership; and

WHEREAS, effective as of the “Termination Date”, as such term is defined in the Transition Services Agreement (as defined below), certain (if not all) of the participants in the MICP are expected to become employees of Access Midstream or one of its affiliates pursuant to the Secondment Agreement, the Amended and Restated Employee Transfer Agreement (“Employee Transfer Agreement”) effective as of the Effective Time, by and among CHK, Chesapeake Management, Access Midstream and MLP Operating, and that certain Letter Agreement, dated as of June 15, 2012 (as amended on June 29, 2012) which is commonly referred to as the “Transition Services Agreement”, by and among CHK, Chesapeake Management, Access Midstream, the Partnership, MLP Operating and certain other parties signatory thereto, and Access Midstream desires to assume and continue the MICP effective as of the Termination Date.

NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Access Midstream hereby undertakes and agrees, commencing as of the Termination Date, subject to the limitations contained herein, to assume, sponsor and maintain the MICP, and commencing as of the Termination Date, subject to the limitations contained herein, to pay, perform and discharge any and all obligations of the Plan Sponsor (as defined in the MICP) under the MICP.

2. Other than as specifically stated above or in the Secondment Agreement, Access Midstream assumes no liability or obligation of Chesapeake Management by this Assumption Agreement, including without limitation, any incentive compensation payment earned under the MICP prior to the Termination Date, and it is expressly understood and agreed that all liabilities and obligations not assumed hereby by Access Midstream shall remain the sole obligation of Chesapeake Management and its successors and assigns.

3. Notwithstanding the foregoing, nothing in this Agreement shall prohibit or otherwise affect the rights of Access Midstream or any of its affiliates to amend, modify or terminate the MICP or any awards thereunder to the extent permitted by the MICP or the terms of such award and nothing in this Agreement shall obligate Access Midstream or any of its affiliates to continue to maintain the MICP or grant any awards thereunder, except, if at all, to the extent expressly provided in the MICP or such award.

4. No person other than Chesapeake Management and Access Midstream or their respective successors and assigns shall have any rights under this Assumption Agreement or the provisions contained herein.

5. This Agreement and all of the covenants and agreements contained in this Agreement shall be binding upon and inure to the benefit of the parties hereto and, except as provided herein, their respective successors and assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the other party, except that Access Midstream may assign this Agreement and/or its rights and obligations hereunder to any of its affiliates or any successor to all or substantially all of its business or assets. The party making any such assignment shall remain primarily liable with respect to any of its obligations so assigned. Any attempt to assign this Agreement in a manner prohibited by this Section shall be void.

6. This Agreement and all questions relating to the interpretation or enforcement of this Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware without regard to the Laws of the State of Delaware or any other jurisdiction that would call for the application of the substantive laws of any jurisdiction other than Delaware. Each party hereby agrees that service of summons, complaint, or other process in connection with any proceedings contemplated hereby may be made by registered or certified mail addressed to such party at the address specified in Section 9.6 of the Unit Purchase Agreement, dated as of December 11, 2012, by and among Chesapeake Midstream Development, L.L.C. and the Partnership (the “Unit Purchase Agreement”). Each of the parties irrevocably submits to the exclusive jurisdiction of the United States District Court for the District of Delaware, or in the event, but only in the event, that such court does not have jurisdiction over such action or proceeding, to the exclusive jurisdiction of the Delaware Court of Chancery, (collectively, the “Courts”) for the purposes of any proceeding arising out of or relating to this Agreement or any transaction contemplated hereby (and agrees not to commence any proceeding relating hereto except in such Courts). Each of the parties further agrees that service of any process, summons, notice or document hand delivered or sent by U.S. registered mail to such party’s respective address set forth in Section 9.6 of the Unit Purchase Agreement will be effective service of process for any proceeding in Delaware with respect to any matters to which it has submitted to jurisdiction as set forth in the immediately preceding sentence. Each of the parties irrevocably and unconditionally waives any objection to the laying of venue of any proceeding arising out of or relating to this Agreement or the transactions contemplated hereby or thereby in the Courts, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such proceeding brought in any such court has been brought in an inconvenient forum. Notwithstanding the foregoing, each party agrees that a final judgment in any proceeding properly brought in accordance with the terms of this Agreement shall be conclusive and may be enforced by suit on the judgment in any jurisdiction or in any other manner provided in law or in equity. EACH PARTY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT AND ANY DOCUMENT EXECUTED IN CONNECTION HEREWITH.

7. This Agreement may be executed in two or more counterparts, any one of which counterparts need not contain the signatures of more than one party, each one of which counterparts constitutes an original, and all of which counterparts taken together constitute one and the same instrument. A copy of an original signature delivered by facsimile or other electronic transmission (including e-mail) shall be considered an original signature. Any person may rely on a copy or reproduction of this Agreement, and an original shall be made available upon a reasonable request.

8. This Agreement shall be binding upon and, except as provided below, inure solely to the benefit of the parties hereto, and their respective successors and permitted assigns. None of the provisions of this Agreement shall be for the benefit of or enforceable by any person other than the parties, including any creditor of any party.

9. No change or modification to this Agreement shall be valid unless the same is in writing and signed by the parties hereto. If there is a waiver of any provision of this Agreement, the remainder of this Agreement shall be unaffected. No course of dealing or course of conduct between or among any persons having any interest in this Agreement shall be deemed effective to modify, amend, or waive any part of this Agreement or any rights or obligations of any Person under or by reason of this Agreement.

10. Each party shall cooperate and take such action as may be reasonably requested by each other party in order to carry out the provisions and purposes of this Agreement.

IN WITNESS WHEREOF, the undersigned have caused their duly authorized officers to execute this Assumption Agreement on the day and year first above written.

CHESAPEAKE MIDSTREAM MANAGEMENT, L.L.C.

By:	/s/ Domenic J. Dell’Osso, Jr.
	Name:	Domenic J. Dell’Osso, Jr.
	Title:	Executive Vice President & Chief Financial Officer

ACCESS MIDSTREAM GP, L.L.C.

By:	/s/ J. Michael Stice
	Name:	J. Michael Stice
	Title:	Chief Executive Officer

[Signature Page to Assumption Agreement]